Exhibit 99.1

Kaiser Aluminum Corporation Reports
Fourth Quarter and Full Year 2012 Financial Results

Full Year 2012 Results:

•	Net Sales $1.4 Billion; Record Value Added Revenue $736 Million, up 14%

•	Operating Income $166 Million; Record Adjusted EBITDA $174 Million, up 56%

•	Net Income $86 Million; Record Adjusted Net Income $74 million, up 76%

•	Strong Aerospace and Automotive Demand, Improved Pricing, and Continued Improvement in Manufacturing Efficiencies

FOOTHILL RANCH, Calif., February 19, 2013 - Kaiser Aluminum Corporation (NASDAQ:KALU) today reported net income of $86 million, or $4.45 earnings per diluted share, for the year ended December 31, 2012 compared to $25 million, or $1.32 earnings per diluted share, for the prior year ended December 31, 2011. Excluding the impact of non-run-rate items, adjusted net income was $74 million, or $3.82 per diluted share, for the full year 2012 increasing approximately 76% from the prior year adjusted net income of $42 million, or $2.20 per diluted share.

Value added revenue was a record $736 million for the full year 2012, up 14% over the prior year, reflecting strong aerospace demand and an improved pricing environment compared to 2011. Adjusted consolidated EBITDA was $174 million, up 56% compared to $111 million in the prior year, setting another new record for the Company in 2012. Adjusted EBITDA margin on value added revenue was 23.6% compared to 17.3% for the full year 2011, reflecting significant year-over-year improvement.

Full Year Summary

“Our record 2012 results demonstrated a step-change in growth and performance. Strong aerospace and automotive demand, improved pricing, increased overall operating leverage, and improved underlying manufacturing cost performance across our platform drove the significant change in results compared to 2011,” said Jack A. Hockema, President, CEO and Chairman. “Solid execution at our Trentwood facility during the Phase 4 heat treat plate expansion and continued improvement within the rod and bar value stream at our Los Angeles, CA and Kalamazoo, MI facilities also contributed to our strong results.”

“The step-change in performance further demonstrates value created from the significant capital investments we have made since 2006 to increase capacity, enhance our capabilities, expand and differentiate our product offering, and improve manufacturing efficiencies. As we look forward, the underlying fundamentals of our aerospace and automotive end markets provide opportunity for continued long term growth, and we have significant potential to continue to enhance our top line and bottom line operating performance. The recent 20% increase in our quarterly dividend further illustrates our confidence in the Company's long-term prospects,” stated Mr. Hockema.

Fourth Quarter and Full Year 2012 Consolidated Results
(Non GAAP, Unaudited)*
($mm, except shipments, realized price and per share amounts)

	Quarter			Full Year
	4Q12	3Q12	4Q11	2012	2011

Shipments (MM lbs)	135	148	137	586	561

Net Sales	$314	$336	$318	$1,360	$1,301
Less Hedged Cost of Alloyed Metal	$142	$152	$151	$624	$657
Value Added Revenue[1]	$172	$184	$167	$736	$644

Realized Price per Pound ($/lb)
Net Sales	$2.33	$2.28	$2.32	$2.32	$2.32
Less Hedged Cost of Alloyed Metal	$1.06	$1.03	$1.10	$1.06	$1.17
Value Added Revenue	$1.28	$1.25	$1.22	$1.26	$1.15

Adjusted[2]
Operating Income	$29	$41	$24	$147	$86
EBITDA[3]	$36	$48	$30	$174	$111
EBITDA Margin[4]	20.8%	25.9%	18.2%	23.6%	17.3%
Net Income	$13	$20	$10	$74	$42
EPS, Diluted	$0.65	$1.02	$0.52	$3.82	$2.20

As Reported
Operating Income	$24	$56	$16	$166	$55
Net Income	$9	$29	$6	$86	$25
EPS, Diluted	$0.47	$1.51	$0.33	$4.45	$1.32

1 Value Added Revenue = Net sales less hedged cost of alloyed metal
2 Adjusted numbers exclude non-run-rate items
3 EBITDA = Consolidated Operating Income before non-run-rate plus Depreciation and Amortization
4 EBITDA margin = Adjusted EBITDA as a percent of Value Added Revenue
*Please refer to GAAP financial statements

Fourth Quarter

Value added revenue for the fourth quarter 2012 was up 3% compared to the prior year quarter, but declined 7% on a sequential basis, as demand for automotive and general engineering applications were impacted by softer market conditions beyond normal seasonal weakness, especially for service center applications. Lower demand for these applications, which included aerospace extruded and drawn products, was partially offset by strong aerospace plate shipments as the Company benefited from additional capacity provided from the recently completed heat treat plate capacity expansion.

Consolidated operating income excluding the impact of non-run-rate items was $29 million for the fourth quarter 2012, up $5 million from the prior year quarter, on higher shipments, improved pricing, greater operating leverage, and improved manufacturing cost performance. On a sequential basis, fourth quarter adjusted consolidated operating income was down $12 million, reflecting lower operating leverage on lower volume and higher planned major maintenance expense.

Adjusted consolidated EBITDA and EBITDA margin as a percentage of value added revenue were $36 million and 20.8%, respectively, for the fourth quarter 2012, up from $30 million and 18.2%, reflecting solid year-over-year improvement. On a sequential basis, adjusted consolidated EBITDA and EBITDA margin declined from $48 million and 25.9% in the third quarter 2012, reflecting the softer market conditions, seasonal weakness in demand, and lower operating leverage.

Corporate

Cash flow from operations remained strong in 2012. Adjusted consolidated EBITDA funded cash requirements for operations, debt service, dividends, and internal growth, including the Phase 4 heat treat plate expansion project at the Company's Trentwood facility. The net increase in cash was approximately $90 million. Combined with proceeds from the senior note issuance earlier in the year, cash and cash equivalents and short term investments were approximately $358 million as of December 31, 2012. The Company had no borrowings under its Revolving Credit Facility.

The Company's strong earnings and cash flow in 2012 resulted in a variable contribution payable to the VEBAs (Voluntary Employee Beneficiary Association) of the maximum annual amount of $20 million. The contribution will be paid in the first quarter of 2013.

Outlook

“Weak fourth quarter demand for many of our end market applications has continued in the first quarter as uncertain global economic conditions and weak North American industrial manufacturing demand continue to cloud our near-term visibility for general engineering and industrial applications. Automotive build rates in the first half of 2013 are expected to be essentially flat with the prior year period, and as a result of an inventory overhang in the supply chain for aerospace extruded and drawn products, we anticipate demand for aerospace applications, other than high strength plate, will also be dampened in the first half 2013. Overall, with limited visibility, we expect value added revenue and EBITDA margin in the first half of 2013 will be flat or slightly improved compared to the first half 2012,” said Mr. Hockema.

“Although our outlook for the first half is cautious, we remain very positive in our outlook for the second half 2013 and the long-term outlook for the Company. We anticipate continued long-term growth in our overall value added revenue and adjusted EBITDA margin driven by strong demand for aerospace and automotive applications,” stated Mr. Hockema. “With prospects for strong long-term demand growth and excellent opportunities to continue to enhance our manufacturing platform, we anticipate significant capital spending in 2013, including a new casting unit at our Trentwood facility to expand our rolling ingot capacity. In total, we expect capital spending will be between $50 and $80 million in 2013 depending on the timing of the Phase 5 heat treat plate capacity expansion,” concluded Mr. Hockema.

Conference Call

Kaiser Aluminum Corporation will host a conference call on Wednesday, February 20, 2013, at 10:00am (Pacific Time); 12:00pm (Central Time); 1:00pm (Eastern Time), to discuss fourth quarter and full year 2012 results. To participate, the conference call can be directly accessed from the U.S. and Canada at (877) 719-9799, and accessed internationally at (719) 325-4810. A link to the simultaneous webcast can be accessed on the Company's website at http://investors.kaiseraluminum.com/events.cfm. A copy of a presentation will be available for download prior to the call and an audio archive will be available on the Company's website following the call.

Company Description

Kaiser Aluminum Corporation, headquartered in Foothill Ranch, Calif., is a leading producer of semi-fabricated specialty aluminum products, serving customers worldwide with highly-engineered solutions for aerospace and high-strength, general engineering, and custom automotive and industrial applications. The Company's North American facilities produce value-added sheet, plate, extrusions, rod, bar, tube and wire products, adhering to traditions of quality, innovation and service that have been key components of the culture since the Company was founded in 1946. The Company's stock is included in the Russell 2000® index and the S&P Small Cap 600® index.

Available Information

For more information, please visit the Company's website at www.kaiseraluminum.com. The website includes a section for investor relations under which the Company provides notifications of news or announcements regarding its financial performance, including Securities and Exchange Commission (SEC) filings, investor events, and earnings and other press releases. In addition, all Company filings submitted to the SEC are available through a link to the section of the SEC's website at www.sec.gov which includes: Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Proxy Statements for the Company's annual stockholders' meetings and other information statements as filed with the SEC. In addition, the Company provides a webcast of its quarterly earnings calls and certain events in which management participates or hosts with members of the investment community.

Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flow of the Company. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of non-GAAP financial measures to the most directly comparable financial measure in the accompanying tables.

The non-GAAP financial measures used within this earnings release are value added revenue, EBITDA, adjusted EBITDA, operating income excluding non-run-rate items, adjusted net income and earnings per diluted share, excluding non-run-rate items and ratios related thereto. Non-run-rate items are items that, while they may recur from period to period, are particularly material to results, impact costs as a result of external market factors and may not recur in future periods if the same level of underlying performance were to occur. These non-GAAP financial measures are presented because management uses this information to monitor and evaluate financial results and trends and believes this information to also be useful for investors.

Forward-Looking Statements

This press release contains statements based on management's current expectations, estimates and projections that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 involving known and unknown risks and uncertainties that may cause actual results, performance or achievements of the Company to be materially different from those expressed or implied. Kaiser Aluminum cautions that such forward-looking statements are not guarantees of future performance or events and involve significant risks and uncertainties and actual events may vary materially from those expressed or implied in the forward-looking statements as a result of various factors. These factors include: (a) material adverse changes in economic or industry conditions generally, including U.S. and global economic uncertainty; (b) our inability to achieve the level of growth or other benefits anticipated by management, including those anticipated from our acquisitions and other strategic investments; (c) increases in our costs, including the cost of energy, raw materials and freight costs, which we are unable to pass through to our customers; (d) changes in the markets served by the Company, including aerospace, defense, general engineering, automotive, and distribution markets, including changes impacting the volume, price or mix of products sold by the Company and the Company's ability to flex production consistent with changing demand levels; (e) the Company's ability to lower energy costs, realize and maintain manufacturing efficiencies and complete its expansion and organic growth projects, equipment and facility upgrades to improve manufacturing and cost efficiencies and product expansions as planned and by targeted completion dates; (f) unfavorable changes in laws or regulations that impact our operations and results; (g) the outcome of contingencies, including legal proceedings, government investigations and environmental remediation; and (h) other risk factors summarized in the Company's reports filed with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2012.

Investor Relations Contact:                    Public Relations Contact:
Melinda C. Ellsworth                         Dave Quast
Kaiser Aluminum Corporation                    FTI Consulting
(949) 614-1757                             (213) 452-6348

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES
STATEMENTS OF CONSOLIDATED INCOME

	Quarter Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(Unaudited)
	(In millions of dollars, except share and per share amounts)
Net sales	$314.0	$317.6	$1,360.1	$1,301.3
Costs and expenses:
Cost of products sold:
Cost of products sold, excluding depreciation and amortization	264.8	272.4	1,116.2	1,129.0
Unrealized losses (gains) on derivative instruments	0.1	7.9	(15.2)	29.9
Restructuring benefits	—	—	—	(0.3)
Depreciation and amortization	6.9	6.3	26.5	25.2
Selling, administrative, research and development, and general	13.9	15.4	62.2	62.7
Other operating charges (benefits), net	4.4	—	4.5	(0.2)
Total costs and expenses	290.1	302.0	1,194.2	1,246.3
Operating income	23.9	15.6	165.9	55.0
Other (expense) income:
Interest expense	(9.3)	(4.8)	(29.1)	(18.0)
Other income, net	0.6	2.1	2.8	4.3
Income before income taxes	15.2	12.9	139.6	41.3
Income tax provision	(6.1)	(6.8)	(53.8)	(16.2)
Net income	$9.1	$6.1	$85.8	$25.1

Earnings per common share, Basic:
Net income per share	$0.48	$0.33	$4.49	$1.32
Earnings per common share, Diluted[1]:
Net income per share	$0.47	$0.33	$4.45	$1.32
Weighted-average number of common shares outstanding (in thousands):
Basic	19,155	19,026	19,115	18,979
Diluted[1]	19,344	19,026	19,278	18,979

[1]	Diluted shares are calculated using the treasury stock method in 2012 and two-class method in 2011.

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEETS

	December 31, 2012	December 31, 2011
	(In millions of dollars, except share and per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$273.4	$49.8
Short-term investments	85.0	—
Receivables:
Trade, less allowance for doubtful receivables of $0.8 at December 31, 2012 and $0.9 at December 31, 2011, respectively	123.8	98.9
Other	3.4	1.2
Inventories	186.0	205.7
Prepaid expenses and other current assets	70.1	78.9
Total current assets	741.7	434.5
Property, plant, and equipment — net	384.3	367.8
Net asset in respect of VEBA	365.9	144.7
Deferred tax assets — net (including deferred tax liability relating to the VEBAs of $136.9 at December 31, 2012 and $47.6 at December 31, 2011)	102.0	226.9
Intangible assets — net	35.4	37.2
Goodwill	37.2	37.2
Other assets	86.0	72.3
Total	$1,752.5	$1,320.6
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$62.5	$62.2
Accrued salaries, wages, and related expenses	39.3	30.9
Other accrued liabilities	51.9	41.0
Payable to affiliate	7.9	14.4
Long-term debt-current portion	—	1.3
Total current liabilities	161.6	149.8
Net liability in respect of VEBA	5.3	20.6
Long-term liabilities	134.5	126.0
Long-term debt	380.3	151.4
Total liabilities	681.7	447.8
Commitments and contingencies
Stockholders’ equity:
Preferred stock, 5,000,000 shares authorized at both December 31, 2012 and December 31, 2011; no shares were issued and outstanding at December 31, 2012 and December 31, 2011	—	—
Common stock, par value $0.01, 90,000,000 shares authorized at both December 31, 2012 and at December 31, 2011; 21,037,841 shares issued and 19,313,235 shares outstanding at December 31, 2012; 20,977,791 shares issued and 19,253,185 shares outstanding at December 31, 2011	0.2	0.2
Additional paid in capital	1,017.7	998.4
Retained earnings	151.2	84.4
Common stock owned by Union VEBA subject to transfer restrictions, at reorganization value, none at December 31, 2012 and 2,202,495 shares at December 31, 2011	—	(52.9)
Treasury stock, at cost, 1,724,606 shares at December 31, 2012 and December 31, 2011	(72.3)	(72.3)
Accumulated other comprehensive loss	(26.0)	(85.0)
Total stockholders’ equity	1,070.8	872.8
Total	$1,752.5	$1,320.6

Reconciliation of Non-GAAP Measures - Consolidated
(Unaudited)

(In millions of dollars, except share and per share amounts)	Quarter Ended		Year Ended
	December 31		December 31
	2012	2011	2012	2011

GAAP operating income	$23.9	$15.6	$165.9	$55.0
Mark-to-market (losses) gains	(0.1)	(7.9)	15.2	(29.9)
Other operating NRR (expense) income items[1,2]	(4.9)	(0.6)	3.7	(1.3)
Operating income, excluding operating NRR items	28.9	24.1	147.0	86.2
Depreciation and Amortization	6.9	6.3	26.5	25.2
Adjusted EBITDA	$35.8	$30.4	$173.5	$111.4

GAAP net income	$9.1	$6.1	$85.8	$25.1
Operating NRR Items	5.0	8.5	(18.9)	31.2
NRR mark-to-market on convertible bond and related call option	0.3	(1.8)	(0.8)	(4.0)
Tax impact of Total NRR Items	(1.9)	(2.9)	7.5	(10.6)
Net income, excluding Total NRR Items (net of tax)	$12.5	$9.9	$73.6	$41.7

Earnings per diluted share (GAAP)	$0.47	$0.33	$4.45	$1.32
Earnings per diluted share, excluding Total NRR items	$0.65	$0.52	$3.82	$2.20

[1]	Other operating non-run-rate items primarily represent adjustments to plant-level LIFO, non-cash net periodic benefit income related to the VEBAs, asset impairment charges, and environmental expense.

2    NRR is an abbreviation for Non-Run-Rate; NRR items are pre-tax.